Exhibit 4.8

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

NORTHROP GRUMMAN CORPORATION

and

BOFA SECURITIES, INC.

BNP PARIBAS SECURITIES CORP.

and

WELLS FARGO SECURITIES, LLC

Dated as of September 2, 2021

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 2, 2021, by and among Northrop Grumman Corporation, a Delaware corporation (the “Company”), BofA Securities, Inc., BNP Paribas Securities Corp. and Wells Fargo Securities, LLC (collectively, the “Dealer Managers”), in connection with the issuance of the Company’s 7.875% Senior Notes due 2026, 7.750% Senior Notes due 2026, 6.650% Senior Notes due 2028, 7.750% Senior Notes due 2029, 7.750% Senior Notes due 2031 and 6.980% Senior Notes due 2036 (the “Initial Securities”) in exchange for existing debt securities of Northrop Grumman Systems Corporation, a Delaware corporation (“NGSC”), issued pursuant to (i) in respect of NGSC’s 7.750% Debentures due 2026 and 6.980% Debentures due 2036, the senior indenture dated as of December 15, 1991, between NGSC (as successor to Litton Industries, Inc.) and The Bank of New York, as trustee, (ii) in respect of NGSC’S 7.750% Debentures due 2031 and 7.875% Debentures due 2026, the indenture dated as of October 15, 1994, between NGSC and The Bank of New York Mellon, N.A. (as successor to the Chase Manhattan Bank (National Association)), as trustee, and (iii) in respect of NGSC’s 6.650% Debentures due 2028 and 7.750% Debentures due 2029, the indenture dated as of May 1, 1986, between NGSC (as successor to TRW Inc.) and The Bank of New York Mellon, N.A., as trustee, in each case as amended and supplemented by the various supplemental indentures thereto, in each case maturing on the same date, containing substantially the same redemption provisions and bearing an interest rate equal to the same amount per annum as the applicable series of Initial Securities for which they are exchanged.

This Agreement is made pursuant to the Dealer Manager And Solicitation Agent Agreement, dated August 2, 2021 (the “Dealer Manager Agreement”), among the Company and the Dealer Managers (i) for the benefit of the Dealer Managers and (ii) for the benefit of the holders from time to time of the Initial Securities. The Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Dealer Managers set forth in Section 6(j) of the Dealer Manager Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Advice: As defined in Section 6(c) hereof.

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Consummate: A registered Exchange Offer with respect to a series of Initial Securities shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the applicable Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the applicable Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the registrar under the Indenture of the applicable Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Registrable Securities that were validly tendered (and not withdrawn) by Holders thereof pursuant to the Exchange Offer.

Dealer Manager: As defined in the preamble hereto.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Registrable Securities of a series the opportunity to exchange all such outstanding Registrable Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Registrable Securities validly tendered (and not withdrawn) in such exchange offer by such Holders.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The 7.875% Senior Notes due 2026, 7.750% Senior Notes due 2026, 6.650% Senior Notes due 2028, 7.750% Senior Notes due 2029, 7.750% Senior Notes due 2031 and 6.980% Senior Notes due 2036, to be issued to Holders in exchange for Registrable Securities of the applicable series of Initial Securities under the Indenture pursuant to this Agreement.

FINRA: The Financial Industry Regulatory Authority.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The Indenture, dated as of November 21, 2001, between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the applicable supplemental indenture thereto, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Securities: As defined in the preamble hereto.

Interest Payment Date: As defined, with respect to any series of Securities, in the Indenture and the applicable Securities.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registrable Securities: In the case of each Initial Security of a series, until the earliest to occur of (a) the date on which such Initial Security is exchanged in the Exchange Offer for an Exchange Security entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein), (d) the date on which the Initial Security may be resold without restriction pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (e) the date on which the Initial Security shall have ceased to be outstanding, (f) when an Exchange Offer is Consummated with respect to a series of Initial Securities, except in the case of the Initial Securities of the applicable series that would otherwise remain Registrable Securities that are held by a Holder that (i) was ineligible to participate in the applicable Exchange Offer or (ii) validly tendered and did not properly withdraw Registrable Securities in the applicable Exchange Offer and did not receive fully tradeable Exchange Securities pursuant to the applicable Exchange Offer and (g) the date which is two years after the Closing Date.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to the Exchange Offer or (b) the registration for resale of Registrable Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities: Collectively, the Initial Securities and the Exchange Securities.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Shelf Suspension Period: As defined in Section 4(a) hereof.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

SECTION 2. Securities Subject to this Agreement.

(a) Registrable Securities. The securities of a series entitled to the benefits of this Agreement are the Registrable Securities of such series.

(b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities of a series (each, a “Holder”) whenever such Person owns Registrable Securities of such series.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Company shall use its commercially reasonable efforts (i) to cause to be filed with the Commission a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) to cause such Registration Statement to become effective, (iii) in connection with the foregoing, to cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, to commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Registrable Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company shall use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days after the date notice of the Exchange Offer is first published or delivered to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day).

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus contained in such Exchange Offer Registration Statement to Broker-Dealers promptly upon request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Company determines that the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day), or (iii) with respect to any Holder of Registrable Securities such Holder notifies the Company in writing prior to the 20th calendar day following Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, then, upon such Holder’s request, the Company shall use its commercially reasonable efforts to cause a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) to be filed and declared effective by the Commission on or prior to the earliest to occur of (1) the 90th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, and (2) the 90th day after the date on which the Company receives notice from a Holder of Registrable Securities as contemplated by clause (iii) above, (such earliest date being the “Shelf Filing Deadline”) which Shelf Registration Statement shall provide for resales of all Registrable Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof. Notwithstanding the foregoing, in no event shall the Company be required to file a Shelf Registration Statement (and no Shelf Filing Deadline shall occur) prior to 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day).

The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Registrable Securities who shall have provided the information required pursuant to Section 4(b) hereof and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are freely tradeable pursuant to Rule 144(k) of the Securities Act.

Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 120 days in the aggregate during any 12-month period (each, a “Shelf Suspension Period”), if the Company reasonably determines that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law; provided that in no event shall the Company be required to disclose the business purpose for such suspension. Any Shelf Suspension Period pursuant to this Section 4(a) shall begin on the date specified in a written notice given by the Company to the Holders and shall end on the date specified in a subsequent written notice given by the Company to the Holders.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If, with respect to a series of Registrable Securities, (i) the Exchange Offer for such series has not been Consummated within 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) or (ii) any Shelf Registration Statement for such series required by this Agreement is not filed prior to the applicable Shelf Filing Deadline or filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose for a period of time (expect as specifically permitted herein, including with respect to any Shelf Suspension Period as provided in Section 4(a) hereof or because of the sale of all Registrable Securities under such Shelf Registration Statement) without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) and (ii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Registrable Securities of such series shall be increased by 0.25% per annum immediately following the occurrence of any Registration Default (such interest, “Additional Interest”); provided that Additional Interest shall accrue from and including the date that the applicable Registration Default occurs and is continuing to but excluding the date that is the earlier of (x) the date on which such Registration Default is cured and (y) the date on which the Initial Securities of the applicable series cease to be Registrable Securities. Notwithstanding the foregoing, the amount of Additional Interest borne by any series of Initial Securities as a result of a Registration Default shall in no event exceed 0.25% per annum even if more than one Registration Default has occurred and is continuing. Following the cure of all Registration Defaults relating to any particular series of Registrable Securities or such applicable Initial Securities ceasing to be Registrable Securities, the interest rate borne by the relevant Registrable Securities will be reduced to the original interest rate borne by such Initial Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default with respect to such series of Registrable Securities occurs, the interest rate borne by the relevant Registrable Securities shall again be increased pursuant to the foregoing provisions. Additional Interest shall not be payable with respect to Registration Defaults for any period during which a Shelf Registration Statement is effective and usable by the Holders of Registrable Securities of such series.

Notwithstanding the foregoing, the Company shall not be required to pay Additional Interest with respect to the Registrable Securities to any Holder if the failure arises from the Company’s failure to file, or cause to become effective, a Shelf Registration Statement within the time periods specified in Section 4 by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any Prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) FINRA or the SEC may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder as contained herein to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared or otherwise become effective, including, without limitation, a signed notice and questionnaire as distributed by the Company consenting to such Holder’s inclusion in the Prospectus as a selling security holder, evidencing such Holder’s agreement to be bound by the applicable provisions of this Agreement and providing such further information to the Company as the Company may reasonably request.

For the avoidance of doubt, a Registration Default or a default or event of default under this Agreement shall not constitute a default or event of default under the Indenture.

SECTION 6. Registration Procedures.

(a) Representation of Holders. As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Registrable Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Registrable Securities shall otherwise use commercially reasonable efforts to cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as reasonably possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), the Company shall:

(i) except as otherwise permitted by this Agreement, use its commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) in the case of a Shelf Registration Statement, advise selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, the Company shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) in the case of a Shelf Registration Statement, furnish without charge, upon request, to each selling Holder named in any Shelf Registration Statement and to counsel for the Dealer Managers, at least two Business Days before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement);

(v) [reserved];

(vi) [reserved];

(vii) if requested by any selling Holders, promptly incorporate in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) [reserved];

(ix) furnish to each selling Holder, upon request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) if such documents are not available via EDGAR;

(x) deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto if such documents are not available via EDGAR;

(xi) enter into such agreements, and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder of Registrable Securities and only as are customarily entered into, made or taken in similar circumstances in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and the Company shall:

(A) furnish to each selling Holder in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by the Chief Financial Officer or Treasurer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 6(l) of the Dealer Manager Agreement and such other matters as such parties may reasonably request;

(2) a customary opinion, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, covering the matters set forth in Section 6(d) of the Dealer Manager Agreement and such other matter as such parties may reasonably request; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(i) of the Dealer Manager Agreement, without exception;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in any agreement entered into by the Company pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company shall so advise each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Registrable Securities, use commercially reasonable efforts to cooperate with the selling Holders and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction, (C) subject itself to taxation or tariff in any such jurisdiction if it is not so subject or (D) make any change to its charter or by-laws or similar organizational documents;

(xiii) issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv) use commercially reasonable efforts to cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request at least two Business Days prior to any sale of Registrable Securities made by such Holders;

(xv) [reserved];

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xviii) use commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA;

(xix) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xx) cause the applicable Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Dealer Manager or Holder with FINRA (and, if applicable, the reasonable and documented fees and out-of-pocket expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services; (iv) all reasonable and documented fees and out-of-pocket disbursements of counsel for the Company and, subject to Section 7(b) hereof, the Holders of Registrable Securities; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Holders of Registrable Securities registered pursuant to the Shelf Registration Statement for the reasonable and documented fees and out-of-pocket disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Registrable Securities for whose benefit such Registration Statement is being prepared.

(c) Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to a Registration Statement.

SECTION 8. Indemnification.

(a) The Company agrees to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers and directors, of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable and documented fees and out-of-pocket expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing; provided, however, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement except to the extent that it has been prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the Company from any liability which it may have to any Indemnified Holder other than under this Agreement. The Company shall be entitled to participate therein and, to the extent it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Holder. Any Indemnified Holder shall have the right to retain its own counsel if (i) the Company does not elect to so assume the defense thereof within a reasonable time after notice of commencement of action, (ii) the named parties to any such action (including any impleaded parties) include both the Company and the Indemnified Holder and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) there are legal defenses available to the Indemnified Holder and/or other Indemnified Holders which are different from or additional to those available to the Company or (iv) the Company and the Indemnified Holder shall have mutually agreed to the retention of such counsel, and the reasonable and documented fees and out-of-pocket expenses of such counsel shall be paid, as incurred, by the Company (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable and documented fees and out-of-pocket expenses of more than one separate firm of attorneys (in addition to any one local counsel in each jurisdiction) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company shall be liable for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors, officers of the Company who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers and directors of each such Person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company, and the Company, its directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the exchange of Initial Securities (which in the case of the Company shall be deemed to be equal to the total principal amount of the Initial Securities), the amount of Additional Interest which did not become payable as a result of the Consummation of the Exchange Offer resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and the Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other reasonable and documented fees or out-of-pocket expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other reasonable and documented fees or out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. The Company hereby agrees with each Holder of a series of Registrable Securities, for so long as any Registrable Securities of such series remain outstanding (unless the Company is subject to and complies with Section 13 or 15(d) of the Exchange Act), to make available to such Holder or beneficial owner of such Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Miscellaneous.

(a) Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. The Company will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement, with respect to any series of Registrable Securities, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 10(d)(i), obtained the written consent of

Holders of all outstanding Registrable Securities of such series and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities of such series (excluding any Registrable Securities held by the Company or its affiliates). Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of applicable Registrable Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Dealer Manager hereunder, the Company shall obtain the written consent of each such Dealer Manager with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the registrar under the Indenture, with a copy to the registrar under the Indenture; and

if to the Company:

Northrop Grumman Corporation

2980 Fairview Park Drive

Falls Church, Virginia 22042

Attention: Corporate Vice President and Secretary

with a copy to:

Cravath, Swaine & Moore LLP

825 8th Avenue

New York, New York 10019-7475

Fax: (212) 474-3700

Attention: Stephen L. Burns and Matthew G. Jones

If to the Dealer Managers:

BofA Securities, Inc.

The Hearst Building

214 North Tryon Street, 14th Floor

Charlotte, NC 28255

Fax: (980) 388-0838

Attention: Debt Advisory

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, NY 10019

Email: dl.us.liability.management@us.bnpparibas.com

Attention: Liability Management Group

Wells Fargo Securities, LLC

550 South Tyron Street, 5th Floor

Charlotte, NC 28202

Email: liabilitymanagement@wellsfargo.com

Attention: Liability Management Group

with copies to:

BofA Securities, Inc.

1540 Broadway NY8-540-26-02

New York, New York 10036

Fax: (646) 855-5958

Attention: High Grade Transaction Management/Legal

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

Attention: Art Robinson

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement, together with the Dealer Manager Agreement and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NORTHROP GRUMMAN CORPORATION

By:	/s/ David F. Keffer

Name:	David F. Keffer
Title:	Corporate Vice President and
Chief Financial Officer

[Signature Page to the Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ David Scott
Name: David Scott
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

BNP PARIBAS SECURITIES CORP.

By:	/s/ Amir Nouri
Name: Amir Nouri
Title: Managing Director

[Signature Page to the Registration Rights Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Brian Thomas
Name: Brian Thomas
Title: Director

[Signature Page to the Registration Rights Agreement]